UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 02, 2025

TECHTARGET, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42428	99-2218610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street
Newton, Massachusetts		02466
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 431-9200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	TTGT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 2, 2025, Don Hawk’s six-month term of employment serving as Executive Director, Product Innovation of TechTarget, Inc. (the “Company”) expired consistent with the intention of the parties under that certain Employment Agreement, dated January 10, 2024 and effective as of December 2, 2024 (the “Effective Date”), by and between the Company and Don Hawk (the “Employment Agreement”). The six-month term under the Employment Agreement provided the Company and Mr. Hawk with the opportunity to seamlessly transition Mr. Hawk’s duties and responsibilities to the existing leadership team while ensuring operational continuity and efficiency.

Pursuant to the Employment Agreement, subject to Mr. Hawk’s execution of a general release of claims against the Company and compliance with applicable restrictive covenants, he is entitled to receive the following severance benefits: (i) continued payment of base salary for 11 months following the termination of Mr. Hawk’s employment and (ii) payment of a portion of Mr. Hawk’s COBRA costs at active employee rates, which may include a tax gross-up, for up to 18 months following the termination of Mr. Hawk’s employment. The non-competition and non-solicitation covenants applicable under the Employment Agreement survive for nine months following the termination of Mr. Hawk’s employment.

On the Effective Date, and consistent with the definitive proxy statement/prospectus filed pursuant to Rule 424(b)(3) on October 25, 2024 relating to the registration statement on Form S-4 (File No. 333-280529) initially filed with the United States Securities and Exchange Commission on June 27, 2024 (as amended), Mr. Hawk was elected to the Board of Directors of the Company (the “Board”). Mr. Hawk will continue to serve as a director of the Company for the term for which he was elected and has confirmed his intention to stand for reelection to the Board at the Company’s next annual meeting of stockholders, if nominated by the Board.

Item 7.01 Regulation FD Disclosure.

The Company prepared an investor presentation containing certain information and financial highlights about the Company and its industry. Representatives of the Company intend to present some of, or all of, this investor presentation to current and prospective investors. A copy of the investor presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K and will be made available on the Company's website at investor.informatechtarget.com. The investor presentation shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01, as well as Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 relating to Item 7.01 shall be deemed to be furnished, and not filed:

Exhibit Number	Description

99.1	Informa TechTarget Investor Presentation, June 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechTarget, Inc.

Date:	June 4, 2025	By:	/s/ Charles D. Rennick
		Name: Title:	Charles D. Rennick Vice President, General Counsel, and Corporate Secretary